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                               WIND RIVER SYSTEMS, INC.
                            DEFERRED COMPENSATION AGREEMENT


    THIS AGREEMENT (the "Agreement") is made and entered into as of the 23rd day of February, 1996, by and among Wind River Systems, Inc., a Delaware corporation (the "Company"), and Ronald A. Abelmann ("Employee").

    WHEREAS, in consideration of services rendered on behalf of the Company, as well as to provide an inducement for ongoing valuable services in the future, the Company wishes to provide deferred compensation benefits to Employee.

    NOW THEREFORE, the Company and Employee mutually agree as follows:

    1.   DEFERRAL OF SALARY PAYMENTS.

         (a) Employee agrees to defer receipt of salary earned after the date hereof as follows:

              (i) the first eighty thousand dollars ($80,000) earned after the date hereof during 1996 or 1997 shall be paid on the first anniversary of Employee's termination of employment from the Company; and

              (ii) next, the first ninety-five thousand dollars ($95,000) out of Employee's remaining salary earned during 1996 or 1997 shall be paid on the second anniversary of Employee's termination of employment from the Company.

Notwithstanding the foregoing, the maximum amount which Employee may elect to defer shall be limited to the gross amount of Employee's salary, reduced by (i) the amount of any applicable employment taxes and (ii) the amount of any election to purchase either non-taxable employee benefits pursuant to section 125 of the Internal Revenue Code of 1986, as amended (the "Code") or other employee health and welfare benefits.

         (b) Any election by Employee pursuant to this Section 1 shall be irrevocable.

    2.   DEFERRAL OF BONUS PAYMENTS.

         (a) Employee agrees to defer receipt of bonuses earned after the date hereof as follows:

              (i) Employee's bonus with respect to fiscal year 1997 shall be paid on the third anniversary of Employee's termination of employment from the Company;


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              (ii) Employee's bonus with respect to fiscal year 1998 shall be paid on the fourth anniversary of Employee's termination and employment with the Company;

              (iii) Employee's bonus with respect to fiscal year 1999 shall be paid on the fifth anniversary of Employee's termination of employment from the Company; and

              (iv) Employee's bonus with respect to fiscal year 2000 shall be paid on the sixth anniversary of Employee's termination and employment with the Company.

Notwithstanding the foregoing, the maximum amount which Employee may elect to defer shall be limited to the gross amount of Employee's bonus, reduced by (i) the amount of any applicable employment taxes and (ii) the amount of any election to purchase either non-taxable employee benefits pursuant to section 125 of the Internal Revenue Code of 1986, as amended (the "Code") or other employee health and welfare benefits.

         (b) Any election by Employee pursuant to this Section 2 shall be irrevocable, provided that Employee may modify or cancel the election to defer a bonus payment by written notice to the Company at any time prior to the fiscal year for which the bonus is to be earned.

    3.   THE ACCOUNT.

         (a) The Company shall maintain for Employee an account (the "Account") that shall be credited, as of the date amounts deferred under this Agreement would have otherwise been paid to Employee, with the amounts deferred under this Agreement, less such amounts as the Company is required to withhold under the Federal Insurance Contributions Act, under other applicable laws governing the withholding of employment taxes, or pursuant to a pre-existing election to purchase employee benefits as described in Section 1 above.

         (b) The amounts credited to the Account shall earn interest at the rate of seven percent (7%), compounded monthly, until paid.

    4.   PAYMENT UPON DEATH.

         In the event of Employee's death prior to receiving the entire value of the Account, the then remaining value of the Account shall be paid to Employee's designated beneficiary (if no beneficiary has been designated, then to Employee's estate) in a lump sum payment as soon as administratively practical after Employee's death, but in no event later than sixty (60) days after the Company receives notice of Employee's death

    5.   LIMITATION ON PAYMENTS.

         The Company shall not be required to pay within the times specified that portion of the remaining value of the Account which, when added to the other compensation paid or to be paid to Employee or his beneficiary or estate by the Company during the applicable fiscal year, would cause the total compensation paid by the Company to Employee or his beneficiary or estate


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to exceed the limitation on the deductibility of executive compensation set forth in Internal Revenue Code Section 162(m) as then in effect. Any amount not paid by reason of the foregoing limitation shall be paid by the tenth business day of the first fiscal year of the Company in which such limitation would not be exceeded.

    6.   PAYMENT UPON UNFORESEEABLE EMERGENCY.

         In the event of an unforeseeable emergency of Employee, Employee may request payment from the Company of up to the entire value of the Account; provided, however, that such payment shall not exceed the amount reasonably necessary to meet the unforeseeable emergency. An unforeseeable emergency shall be an unanticipated emergency of Employee that is caused by an event beyond the reasonable control of Employee and that would result in a severe financial hardship to Employee if an early withdrawal of the Account were not made. The Board of Directors of the Company shall in its good faith judgment determine whether an unforeseeable emergency of Employee has occurred and shall in its discretion determine what portion, if any, of the value of the Account is to be paid to Employee as a result.

    7.   NO SEGREGATION OF FUNDS.

         Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Employee or any other person. Any funds that may be invested to meet the Company's obligations hereunder shall continue for all purposes to be part of the general funds of the Company, and no person other than the Company shall, by virtue of the provisions hereof, have any interest in such funds. The Company shall have no obligation to segregate any funds that arise from the Company's obligations hereunder. It is the intention of Employee and the Company that this Agreement shall be unfunded. Employee or his designated beneficiary shall be regarded as a general unsecured creditor of the Company with respect to any rights created under this Agreement. This Agreement shall constitute a mere promise by the Company to make payments of deferred compensation in the future.

    8.   TAXES.

         The risk of any adverse tax consequence or tax liability which may be experienced by Employee as a result of executing this Agreement or making any election hereunder will be borne solely by Employee. Nothing in this Agreement shall be construed to impose any such tax liability upon the Company, or to require that the Company indemnify, hold harmless or otherwise reimburse Employee for any such tax liability or other costs which may be incurred by Employee as a result of this Agreement. All payments under this Agreement will be subject to applicable withholding laws.


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    9.   NO ASSIGNMENT.

         No right of Employee or any other person to the payment of deferred compensation under this Agreement shall be assigned, transferred, pledged, alienated, sold, garnished or encumbered except by will or by the laws of descent and distribution.


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    10.  NO EMPLOYMENT CONTRACT.

         This Agreement does not constitute a contract of employment or impose on Employee any obligation to remain as an employee, or impose on the Company any obligation (a) to retain Employee as an employee, (b) to change the status of Employee as an at-will employee, or (c) to change the Company's policies regarding termination of employment.

    11.  IMPACT ON CALCULATION OF EMPLOYEE BENEFITS.

         Any deferred compensation paid or otherwise made available under this Agreement shall not be deemed salary or other compensation to Employee for the purpose of computing benefits paid by the Company to which Employee may be entitled under any retirement plan or other arrangement of the Company for the benefit of its employees.

    12.  MODIFICATION.

         No provision of this Agreement or of any election made hereunder may be modified except by the express written consent of a majority of the disinterested members of the Board of Directors of the Company and Employee.


    IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written, each intending to be legally bound by it.


                        COMPANY

                        WIND RIVER SYSTEMS, INC.

                        By:  /S/ Richard W. Kraber
                             ---------------------

                        Its  /S/ Chief Financial Officer
                             ---------------------------


                        EMPLOYEE


                             /S/ Ronald A. Abelmann
                             ----------------------
                                  Ronald A. Abelmann


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